UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 4, 2022
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 ELEVATE CREDIT, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-37680	46-4714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4150 International Plaza, Suite 300
Fort Worth, Texas 76109
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code (817) 928-1500
Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.0004 par value	ELVT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	Other Events.

Legacy Litigation Settlement
On February 4, 2022, Elevate Credit, Inc. (the "Company") reached agreements to settle its legacy litigation related to its 2014 spin-off from Think Finance and Think Finance's alleged insolvency at the time of the spin-off. As a result of the settlement, the Company will pay a total of $33 million and purchase 924,495 shares of the Company's stock (approximately 3% of shares outstanding) currently held by the Think Finance Litigation Trustee. The Company expressly denies any wrongdoing or liability of any kind.
"We are pleased to put this matter behind us," said CEO Jason Harvison. "These agreements are, without a doubt, in the best interest of all Elevate stakeholders. The resolution of the legacy litigation allows Elevate to move forward and unlock value for shareholders with our continued focus on innovative credit solutions for everyday Americans."
The settlement has been agreed to by all parties and is subject to approval from the United States Bankruptcy Court for the Northern District of Texas and United States District Court for the Eastern District of Virginia.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Elevate Credit, Inc.
Date:	February 4, 2022	By:	/s/ Chad Bradford
Chad Bradford
Interim Chief Financial Officer